UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On March 20, 2019, Bioanalytical Systems Inc. (the “Company”) held its annual meeting of shareholders at its corporate offices located at 2701 Kent Avenue, West Lafayette, IN 47906. A total of 7,611,085 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy. The following is a summary of the matters voted on at the meeting.

a.)	Two Class I members of the Board of Directors were elected to serve a three-year term ending in 2022 with the following votes cast:

Nominee	For	Withheld	Broker Non-Vote

R. Matthew Neff	4,280,310	458,171	2,872,604
Robert W. Leasure, Jr.	4,526,988	211,493	2,872,604

b.)	The appointment of RSM US LLP as our independent registered public accountants for fiscal 2019 was ratified by the following shareholder vote:

Vote Type	Voted

For	7,539,872
Against	54,343
Abstain	16,870

c.)	The proposal to approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the proxy statement, passed with the following votes cast:

Vote Type	Voted

For	2,952,416
Against	178,807
Abstain	1,607,258
Broker Non-votes	2,872,604

d.)	The proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the company’s named executive officers, as disclosed in the proxy statement passed as every three years with the following votes cast:

Vote Type	Voted

1 Year	1,175,944
2 Years	1,613,481
3 Years	1,900,343
Abstain	48,713
Broker Non-Votes	2,872,604

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: March 26, 2019	By:	/s/ Jill C. Blumhoff
Jill C. Blumhoff
Chief Financial Officer and Vice President of Finance